SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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   Date of Report (Date of earliest event reported): September 16, 1997

                     Merry Land & Investment Company, Inc.
            (Exact name of registrant as specified in its charter)

                      Georgia                             001-11081
(State or other jurisdiction of incorporation)    (Commission File Number)

                                 58-0961876
                        (I.R.S. Employer I.D. Number)

  624 Ellis Street, Augusta, Georgia                           30901
(Address of principal executive offices)                    (Zip Code)

   Registrant's telephone number, including area code:  706/722-6756

                                     n/a
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        (Former name or former address, if changed since last report)
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Filed: September 18, 1997

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   ITEM 5.   OTHER EVENTS.

   $200MM LINE OF CREDIT. The Company has entered into a $200 million unsecured, revolving credit agreement (the "Credit Agreement") with First Union National Bank as Agent and Arranger, Bank of America National Trust and Savings Association as Syndication Agent, Fleet National Bank, as Documentation Agent, and various other lenders, with an effective date of September 16, 1997. This is designed to replace and increase the Company's existing $100 million line of credit with First Union National Bank and its $30 million line of credit with First Alabama Bank. The Credit Agreement provides the Company with a $200.0 million credit facility for its general corporate purposes. Loans will bear interest (at the Company's option) at either (i) the greater of the Prime Rate or the federal funds rate plus one-half of one percent, or (ii) LIBOR plus 60 basis points (which rate will be adjusted upon changes in the Company's credit rating). The Credit Agreement contains certain covenants consistent with the Company's other credit agreements, is for a term of 3 years and thereafter (at the Company's option) can be converted into a 2 year term loan. The Company expects to or has drawn $62.3 million to complete an acquisition of three apartment communities.

   ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS.

             CREDIT AGREEMENT.   The Credit Agreement is attached hereto as
                                 Exhibit 10.


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                      Signature Blocks on Following Page
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                                  SIGNATURE

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Merry Land & Investment Company,
                                      Inc.                (Registrant)


                                      By:      /s/
                                      --------------------------------
                                              Dorrie E. Green
                                           As Its Vice President